EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                                58 WW FOOD CORP.

                        ARTICLE I. SHAREHOLDERS' MEETING

Section 1. - Annual Meeting.

            The annual meeting of the shareholders shall be held on the 11th day of April of each year, at 2:00 o'clock in the afternoon, at the principal office of the corporation, or such place as the Board of Directors shall authorize. The meeting shall be for the purpose of electing directors and for the transaction of such business as may be brought before it. If such date should be a legal holiday, the meeting shall be held on the next business day following, at the same hour. Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing not less than ten days and not more than fifty days previous to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any shareholder by written waiver or by attendance thereat, whether in person or by proxy.

Section 2. - Special Meetings.

            Special meetings of shareholders may be called by the Board of Directors or by the President, and must be called by the President at the request in writing by shareholders owning a majority of the shares issued and outstanding. Notice of such special meetings shall be given by the President or the Secretary, and shall be served personally or by mail addressed to each shareholder of record at his last known address no less than ten days prior to the date of such meeting.


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            The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any shareholder by written waiver or by attendance thereat, in person or by proxy.

Section 3. - Voting.

            Shareholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder shall be entitled to one vote for each share registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation.

Section 4. - Quorum.

            At any meeting of the shareholders, except as otherwise provided by the statute, or by the Certificate of Incorporation, or by these By-Laws, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 5. - Voting at Shareholders' Meetings.

            At any meeting of the shareholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the vote of the holders of a majority of the shares present in person or by proxy shall decide any question brought before such meeting.

Section 6. - Special Voting Requirement.

            A unanimous vote of the stockholders shall be required as to any of the following matters:


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            (1)   Issuance of the Corporation's capital stock, either preferred or common.

            (2)   Amendment of the By-Laws.

            (3) Merger, consolidation, reorganization, liquidation or dissolution of the Corporation.

            (4) Approval of the amount and terms of any corporate borrowings extending beyond the term of one year.

                              ARTICLE II. DIRECTORS

Section 1. - Number.

            The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by a Board of three Directors.

Section 2. - How Elected.

            At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat, shall become the directors for the ensuing year.

Section 3. - Term of Office.

            The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

Section 4. - Duties of Directors.

            The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the Certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the


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Corporation as they may deem proper, not inconsistent with these By-Laws and the
Laws of the State of New York.

Section 5. - Directors' Meetings.

            Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

Section 6. - Notice of Special Meetings.

            Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

Section 7. - Quorum.

            At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.


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Section 8. - Voting.

            Except as otherwise provided by the statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat.

Section 9. - Vacancies.

            Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

Section 10. - Removal of Directors.

            Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.

                              ARTICLE III. OFFICERS

Section 1. - Number of Officers.

            The officers of the Corporation shall be a President, a Vice-President, a Treasurer and Secretary, and any officer may hold more than one office, except the same person may not hold the offices of President and Secretary. The Board of Directors may appoint such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.


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Section 2. - Election of Officers.

            Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. - Removal of Officers.

            Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

Section 4. - President.

            The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall; if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. - Vice President.


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            In the absence of or inability of the President to act, the
Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. - Secretary.

            The Secretary shall:

            a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

            b) Give and serve all notice of all meetings of the Corporation.

            c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

            d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

            e) Do and perform all other duties incident to the office of Secretary.

Section 7. - Treasurer.

            The Treasurer shall:


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            a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

            b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

            c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

Section 8. - Duties of Officers May Be Delegated.

            In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other or any Director for the time being, provided a majority of the entire Board concur therein.

Section 9. - Vacancies - How Filled.

            Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

Section 10. - Compensation of Officers.


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            The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Certificate of Incorporation.


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                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES

Section 1. - Issue of Certificates Representing Shares.

            The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) or Chairman or Vice-Chairman of the Board and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

Section 2. - Transfer of Shares.

            The shares of the Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives. The former certificates must be surrendered to the Secretary, or to such other person as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. No transfer of shares shall be made within ten days next preceding the annual meeting of shareholders.

Section 3. - Lost Certificates.

            If the holder of any shares shall lose the certificates thereof, he shall immediately notify the Corporation of such fact and the Board of Directors may then cause a new certificate to be issued to him subject to the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

                                 ARTICLE V. SEAL

            The seal of the corporation shall be as follows:


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                  ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

            The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.

                       ARTICLE VII. NEGOTIABLE INSTRUMENTS

            All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the Certificate of Incorporation.

                            ARTICLE VIII. FISCAL YEAR

            The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                               ARTICLE IX. OFFICES

            The principal office of the Corporation shall be located in the City of New York, County of New York, State of New York. The Board of Directors may from time to time designate such other offices within or without the State of New York as the business of the Corporation may require.

                              ARTICLE X. AMENDMENTS


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            By-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors, and may be amended, repealed or adopted as otherwise provided by law.

                        ARTICLE XI - REIMBURSED EXPENSES

            Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

             ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The directors and officers of the Corporation shall be indemnified for any claim, payment or expense incurred while performing in good faith any act or duty which he reasonably believes to be in the best interests of the Corporation, or from any liability so incurred by an officer or director in behalf of any company to which the Corporation is a successor in interest as a result of merger, consolidation or acquisition.

            Such indemnification is to be unlimited except that statutory restrictions applicable to business corporations shall be compiled with if inconsistent with this section of the By-Laws.


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